SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report : November 13, 2003

(date of earliest event reported): November 4, 2003

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (914) 273-4545

Table of Contents

Item 9.    Regulation FD Disclosure

SIGNATURE

Item 9.    REGULATION FD DISCLOSURE

On November 4, 2003, MBIA Inc. (the “Company”) issued a press release the (“Earnings Release”) announcing its financial results for the quarter ended September 30, 2003. A copy of the November 4, 2003 press release was furnished as Exhibit 99.1 to the Company’s Report on Form 8-K (the “Original Form 8-K”) which was filed with the Securities and Exchange Commission on November 4, 2003. This report on Form 8-K/A amends the Original Form 8-K to correct certain statements described below.

In its Earnings Release the Company included the following statement:

In addition, the Port Authority of NY and NJ reached an agreement with New York City extending the lease that governs the two New York City airports for an additional 35 years. Once the agreement is finalized, the Authority will be in a position to renegotiate and extend the sub-leases with airlines at JFK Air Terminal 4. The extension of the sub-lease will allow for a refunding of all or part of the existing bond debt. The expectation of the Port Authority and its advisor is that such an offering will receive an investment grade rating and/or restore any remaining outstanding bonds to an underlying investment grade status.

The purpose of this 8-K/A is to correct the second and the last sentences in the paragraph quoted above. The second sentence should have indicated that the JFK International Air Terminal LLC will be in a position to renegotiate and/or extend its contracts with its airline customers. The last sentence should have indicated that it was the expectation of the JFK International Air Terminal LLC and the Company, rather than the Port Authority’s and its advisor’s, that such an offering will receive an investment grade rating and/or restore any remaining outstanding bonds to an underlying investment grade status

This information, is being furnished pursuant to Item 12 - Results of Operations and Financial Condition of Form 8-K and is being presented under Item 9 of Form 8-K in accordance with interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/S/ RAM D. WERTHEIM

Ram D. Wertheim
General Counsel

Date:    November 13, 2003